UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Owens & Minor

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of Owens & Minor, Inc. to be held on April 25, 2008

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view at www.proxyvote.com:

Annual Meeting Notice and Proxy Statement, Proxy Card and Annual Report and Form 10-K

To view this material, have the 12-digit Control # available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 11, 2008 to facilitate timely delivery.

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OWENS & MINOR, INC.
OWENS & MINOR, INC. 9120 LOCKWOOD BOULEVARD MECHANICSVILLE, VA 23116	Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card or notice in hand when you access the web site and follow the instructions.

Vote By Telephone

See the Proxy Statement for instructions on how to vote by telephone. Voting by telephone will be available up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card or notice in hand when you call and follow the instructions.

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Meeting Location

The Annual Meeting of Shareholders as of March 4, 2008 is to be held on April 25, 2008 at 10:00 a.m. Eastern Daylight Time at: Owens & Minor, Inc.

     9120 Lockwood Boulevard

     Mechanicsville, VA 23116

Directions to the Owens & Minor, Inc. Annual Meeting of Shareholders:

From Washington, D.C., follow I-95 South to I-295 South via Exit 84A and take Exit 41A/US-301.

From Petersburg, follow I-95 North to I-295 North via Exit 46 and take Exit 41A/US-301.

From Charlottesville, follow I-64 East to I-295 South via Exit 177 and take Exit 41A/US-301.

From Norfolk, follow I-64 West to I-295 North and take Exit 41A/US-301.

From the Airport, departing from the airport, bear right at Airport Drive. Continue on Airport Drive (passing the entrance to I-64) to the I-295 ramp heading toward Charlottesville. Merge onto I-295 North and travel about 10 miles. Take Exit 41A/US-301.

From ALL directions, travel North on US-301 to the first light. Turn right onto Lockwood Boulevard.

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Voting items

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1.	Election of the following six directors, each for a two-year term and until their respective successors are elected if proposal 2 is approved; however, if proposal 2 is not approved, then each for a three-year term and until their respective successors are elected:

Nominees:

01 - G. Gilmer Minor, III 02 - J. Alfred Broaddus, Jr. 03 - Eddie N. Moore, Jr.	04 - Peter S. Redding 05 - Robert C. Sledd 06 - Craig R. Smith

2.	Approval of amendments to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors.

3.	Approval of amendments to the Company’s Amended and Restated Articles of Incorporation to eliminate provisions authorizing the Series B Cumulative Preferred Stock.

4.	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2008.

5.	To transact any other business properly before the annual meeting.

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